STOCK PLEDGE AGREEMENT BY AND BETWEEN LEGACY BRANDS, INC.,
                   AND THOMAS E. KEES DATED OCTOBER 30, 1996


This Stock Pledge Agreement ("Agreement") is entered into this date by and between Thomas E. Kees ("Pledgor") and Legacy Brands, Inc., a California corporation ("Secured Party").

WHEREAS, the Pledgor has this date deposited 4,000,000 shares of common stock of Legacy Brands, Inc. ("Shares") beneficially owned with Rosen & Gyemant ("Pledge Holder") and pledges such Shares to the Secured Party and in partial payment therefor, has executed and delivered a promissory note of even date, a copy of which is attached hereto and incorporated herein by reference, to the Secured Party in the principal amount of $1,000,000 ("Note").

WHEREAS, Pledgor has agreed to secure the Note's payment by the pledge of the Shares (the "Collateral") under the terms of this Agreement.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. Grant of Security Interest. The Pledgor grants to the Secured Party a security interest in the Shares.

Section 2. Possession. Contemporaneous hereto, the Pledgor has delivered to the Pledge Holder certificate no. _______ evidencing the Shares ("Certificate"), together with a stock power endorsed in blank, to hold subject to terms of this Agreement.

Section 3. Obligations of Pledge Holder. During the term of this Agreement, and for so long as the Pledge Holder is in possession of the Certificate, the Pledge Holder shall take reasonable care of the Certificate.

Section 4. Covenants of Pledgor. For as long as this Agreement is force and the Pledge Holder is in possession of the Shares, the Pledgor agrees that:

4.1 Pledgor will not grant any other lien or security interest with respect to the Shares.

4.2 Upon the reasonable request of the Secured Party, the Pledgor will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to this Agreement.

Section 5. Voting Shares; Custody of Certificates.

5.1 As long as no Event of Default (as defined in Section 8 below) shall have occurred, the Pledgor shall be entitled to vote the Shares.


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5.2 The Pledgor shall be entitled to receive any dividend or any other distribution, whether in securities or other property, by way of liquidation, stock split, spin-off, split-up or reclassification, combination of shares, or the like, or in case of any reorganization, consolidation, or merger. Secured Party may endorse, in the Secured Party's name or in the name of the Pledgor, any and all instruments by which any payment on the Shares may be made and may take such action as the Secured Party may deem appropriate from time to time, in the Secured Party's name or in the name of the Pledgor, to enforce collection of the Shares. For such purpose, the Pledgor appoints the Secured Party the attorney-in-fact of the Pledgor, under a power coupled with an interest, with full power of substitution.

5.3 As long as the obligations secured by this Agreement and the Note remain outstanding, the Pledgor will not transfer, whether by sale, gift, or otherwise, any ownership interest in the Shares without the Secured Party's prior written approval.

Section 6. Transferability of Shares. The Pledgor may transfer, assign or convey Shares only upon delivery of the following to the Pledge Holder: (i) a certificate of vesting provided by the Secured Party evidencing the length of Pledgor's employment under the Employment Agreement, calculated quarterly, (ii) an opinion of legal counsel to the Secured Party certifying that a transfer of Collateral will not result in a violation of state and/or federal law, or other rulings and regulations of any other governmental body, (iii) a certificate from the Secured Party verifying payment or satisfaction of any amounts due under the terms of the Note, and (iv) a certificate from the Secured Party waiving its Repurchase Rights under the Restricted Stock Purchase Agreement, if applicable. Within ten days of receipt of the aforementioned documents, the Pledge Holder shall deliver the designated Shares to the Pledgor. The Secured Party may waive any of the foregoing requirements and in such event shall notify the Pledge Holder of the same.

Section 7. Pledge Holder.

7.1 The Pledge Holder shall only be obligated to take action, including disbursement, with respect to the Collateral pursuant to Section 6 or this
Section 7, or upon receipt of written instructions from the Chief Executive Officer of the Secured Party. The Pledge Holder is authorized to make delivery against payment as directed by the parties hereto.

7.2 If the Pledge Holder shall become unable (in its sole discretion) to continue in its capacity as Pledge Holder or notify the Parties hereto of its desire to be relieved of any further obligations hereunder, then the Collateral shall be delivered to the successor Pledge Holder which shall be an individual or corporation designated by the Secured Party. If the Secured party shall fail to designate a successor within ten (10) business days after having been requested to do so, then the Pledge Holder may designate a successor bank or trust company.

7.3 The Pledge Holder shall not be bound in any way by any other agreement between the parties hereto as to which the Pledge Holder is not a party whether or not it has knowledge

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thereof, nor by any notice of a claim or demand with respect to this Agreement or the Collateral, and shall be required only to hold and distribute the Collateral as herein provided. The Pledge Holder shall have no duties and responsibilities other than those expressly set forth herein. The Pledge Holder may retain and consult with legal counsel and shall be fully protected with respect to any action taken or omitted on the advice of counsel. Pledge Holder shall have no liability whatsoever arising from any of its actions or omissions hereunder. The Pledge Holder may rely on any certificate, statement, request, consent, waiver, receipt, agreement or other instrument which it believes to be genuine and to have been signed and presented by an appropriate person or persons.

7.4 The retention and distribution of the Collateral in accordance with the terms and provisions of this Agreement shall fully and completely release the Pledge Holder from any obligation or liability assumed by it hereunder as to the Collateral.

7.5 The Pledgor and the Secured Party agree to and do hereby indemnify and hold the Pledge Holder harmless against any and all losses, damages, claims and expenses, including reasonable attorneys' fees, that may be incurred by it by reason of its compliance with the terms of this Agreement. If as a result of any disagreement between the parties hereto and/or adverse demands and claims being made by any and all of the parties upon the Pledge Holder, the Pledge Holder shall become involved in litigation, including any interpleader brought by it, which it shall be entitled to do at any time it considers appropriate, the Pledgor and the Secured Party agree that they are and shall be jointly and severally liable to the Pledge Holder on demand for all costs, expenses and attorneys' fees it shall incur and/or be compelled to pay by reason of such litigation and the Pledge Holder shall have a lien upon the Collateral in its possession hereunder to secure the repayment of such expenses, costs and attorneys' fees.

7.6 The Pledgor and the Secured Party may elect to terminate Pledge Holder by submitting written notice thereof to the Pledge Holder, but may only do so jointly. In the event of such termination, the Pledgor and the Secured Party indemnify and hold the Pledge Holder harmless against any and all losses, damages, claims and expenses, including reasonable attorneys' fees, that may be incurred by it by reason of its compliance with the written notice provided to it by the parties pursuant to this Section 7.6.

Section 8. Events of Default. Any one or more of the following events constitutes an event of default ("Event of Default"):

8.1 Failure to pay within 15 days after the Maturity Date any amount of principal or interest owing under the Note.

8.2 INTENTIONALLY OMITTED

8.3 A breach of or failure to perform any of the terms of this Agreement or the Note (except failure to make payments owing under the Note) which has not been cured within 20 days after


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notice has been given of such breach or failure, including, without limitation, the representations and warranties contained in Section 5.

Section 9. Remedies. Upon the occurrence of any Event of Default, Secured Party may, in the Secured Party's sole discretion and with or without further notice to the Pledgor and in addition to all rights and remedies at law or in equity or otherwise:

9.1 Avail itself of any of the rights or remedies provided by Section 7 of the Promissory Note between Pledgor and Secured Party.

9.2 Repurchase, redeem, cancel or otherwise dispose of any or all of the Shares in accordance with Section 10, below, if applicable.

Section 10. Sale upon Default. Pledgor and Secured Party acknowledge and agree that the Shares are restricted, unregistered stock that is difficult to value and for which no public market exists. Notwithstanding the proposed initial public offering of common stock of the Secured Party, the parties further agree that the Shares are not currently subject to sale in a "recognized market" as that term is described in Article 9, Section 504 of the Uniform Commercial Code. The Pledgor and the Secured Party wish to agree to reasonable standards for conducting a commercially reasonable sale of the Shares. Without limiting rights and remedies otherwise available to the Secured Party, the parties agree that compliance with the following steps shall satisfy requirements of a commercially reasonable sale:

10.1 The sale may be either a public or a private sale, at the Secured Party's discretion, and it may be for all or any portion of the Shares.

10.2 The Secured Party shall set a date for public sale of the Shares, or a date after which a private sale may occur, which date shall be not less than 30 days after the date notice of the sale is given to the Pledgor, and shall send written notification to the Pledgor in advance regarding the date and the time of the public sale, or the date after which a private sale may occur.

10.3 Any public sale shall take place at Sacramento, California or any other site within the State of California which the parties have agreed to.

10.4 Within seven days of receipt of a written request, Pledgor shall provide the Secured Party with information requested by the Secured Party for compliance with state or federal securities laws.

10.5 At any sale of any of the Shares, the Secured Party may restrict the prospective bidders or purchasers to persons or entities who, by certain representations made by them, would render registration of the sale under state or federal securities laws unnecessary.


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The provisions of this Section 10 will not apply in the event that at the time of sale upon default a public market exists for the Collateral whereby the securities of the Secured Party are trading on a regional or national stock exchange.

Section 11. Miscellaneous Provisions.

11.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by the parties.

11.2 Waiver of Compliance; Consents

11.2.1 Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

11.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

11.3 Notices. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid to the Pledgor at:

                        Thomas E. Kees

to the Secured Party at:

                        Legacy Brands, Inc.
                        2200-B Douglas Blvd., Suite 100
                        Roseville, CA 95561
                        Attn: Secretary

to the Pledge Holder at:

                        Robert Ernest Gyemant, Esq.
                        Rosen & Gyemant
                        350 W. Colorado Blvd., Suite 210
                        Pasadena, CA 91105


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or to such other address as parties furnishes to each other pursuant to the above.

11.4 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

11.5 Priority of Agreements. In the event of a conflict between the provisions of this Agreement and the Employment Agreement between the Pledgor and the Secured Party, the Employment Agreement shall control.

11.6 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

11.7 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

11.8 Attorney Fees. In the event a suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.9 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

11.10 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

11.12 Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

11.13 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.


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11.14 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

11.15 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

11.16 Counterparts. This Agreement may be executed in counterparts, each thereof is hereby declared to be an original, and all shall constitute one and the same Agreement.

Dated:

"PLEDGOR"                                "SECURED PARTY"
                                         Legacy Brands, Inc.,

                                         By:
---------------------------------           --------------------------------
    Thomas E. Kees                       Title:_____________________________



"PLEDGE HOLDER"
Rosen & Gyemant, a professional law corporation

Robert Ernest Gyemant hereby consents to act as Pledge Holder pursuant to this Stock Pledge Agreement.

By:
    -----------------------------------
          Robert Ernest Gyemant


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